UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 18, 2006

TEXAS INDUSTRIES, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-4887	75-0832210
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1341 West Mockingbird Lane Dallas, Texas		75247
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including area code: (972) 647-6700

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement

          At its regular meeting on January 18, 2006, the Board of Directors of Texas Industries, Inc. (the “Company”) approved the recommendation of the Compensation Committee and adopted the Deferred Compensation Plan for Directors of Texas Industries, Inc. pursuant to which directors may elect to defer their annual fees in whole or in part by delivering to the Company a written election to defer in accordance with all laws and rules applicable to such deferral.  The Plan applies to deferrals made in calendar years beginning with 2005.  The Registrant will credit to a Director’s deferred account balance the number of shares of common stock of the Company determined by dividing the deferred amount of said Director’s compensation by the average market price of such common stock for the thirty (30) trading days prior to the first day of the year in which the deferred amount would otherwise be paid.  Cash dividends shall be credited to such account in the form of common stock of the Company at a value equal to the fair market value of the stock on the date of payment of the cash dividend.  The account balance on the earlier of the date, if any, elected by the Director in the written election to defer, and the date on which he ceases to serve as a Director for any reason will be distributed in shares of common stock to the director within 30 days thereafter.  A copy of the Plan is attached as Exhibit 10.1 hereto and incorporated herein by reference.

          Pursuant to the directors’ compensation arrangements previously approved, the Chairman of the Board receives an annual grant of 2,500 restricted shares of common stock and each non-employee director receives an annual grant of 1,000 restricted shares of common stock issued pursuant to the Company’s 2004 Omnibus Equity Compensation Plan.  At its meeting on January 18, 2006, the Board of Directors approved the recommendation of the Compensation Committee and granted awards of such restricted shares for the 2006 year and amended the restriction applicable to the restricted shares.  One third of the restricted shares will vest at the end of the first year of service as a director and another one-third at the end of each of the next two years of service so that 100% of the restricted stock is vested after three years of service as a director.  Upon termination of a director’s service, any unvested restricted shares will be forfeited and transferred back to the Company.

Item 9.01         Financial Statements and Exhibits.

(d)	Exhibits.

10.1 Deferred Compensation Plan for Directors of Texas Industries, Inc.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TEXAS INDUSTRIES, INC.

	By:	/s/ Frederick G. Anderson

Frederick G. Anderson
Vice President and General Counsel

Date: January 23, 2006

EXHIBIT INDEX

Exhibit Number	Description

10.1	Deferred Compensation Plan for Directors of Texas Industries, Inc.